Exhibit 5.

Certification under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)	That it previously has filed a Registration Statement on Form F-6 (Videsh Sanchar Nigam Limited, File No. 333-12120) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement.
(2)	That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK MELLON,
As Depositary

By: /s/ Joanne Di Giovanni Hawke
Name: Joanne Di Giovanni Hawke
Title: Managing Director